                                                                                         EXHIBIT 5.2

                                  [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                                 October 17, 2003

SCE Trust I
224 Walnut Grove Avenue
Rosemead, California  91770

                  Re:      SCE Trust I

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Southern  California  Edison Company,  a California
corporation  (the  "Company"),  and SCE Trust I, a Delaware  statutory trust (the "Trust"),  in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

          For purposes of giving the opinions  hereinafter  set forth,  our  examination  of documents  has been limited to the examination of originals or copies of the following:

(a)      The  Certificate of Trust of the Trust,  dated August 22, 2000 (the "Original  Certificate"),  as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 22, 2000;

(b)      The Trust Agreement of the Trust,  dated as of August 22, 2000,  among the Company and the trustees of the
Trust named therein;

(c)      The  Certificate  of Amendment  Pursuant to 3807(e) of the Delaware  Business  Trust Act,  relating to the
Trust,  as filed in the office of the Secretary of State on July 9, 2001 (together  with the Original  Certificate, the "Certificate");

(d)      A form of Amended and  Restated  Trust  Agreement  of the Trust,  (including  Exhibits A, B and D thereto)
(the "Trust Agreement"), to be entered into among

the Company,  the trustees of the Trust named  therein,  and the holders,  from time to time,  of undivided  beneficial  interests in the assets of the Trust,  attached as an exhibit to the Registration  Statement
(as defined below);

(e)      The  Registration  Statement  on Form S-3 (the  "Registration  Statement"),  including a  prospectus  (the
"Prospectus"),  relating to the preferred securities of the Trust,  representing  undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively,  the "Preferred  Securities"),  as proposed to be filed by the Company,  the Trust and others with the Securities  and Exchange  Commission on or about October
17, 2003; and

(f)      A Certificate of Good Standing for the Trust obtained from the Secretary of State on October 7, 2003.

         Initially  capitalized  terms used  herein and not  otherwise  defined are used as defined in the
Trust Agreement.

         For  purposes of this  opinion,  we have not  reviewed  any  documents  other than the  documents listed in  paragraphs  (a) through (f) above.  In  particular,  we have not reviewed  any document  (other than the documents  listed in paragraphs  (a) through (f) above) that is referred to in or  incorporated  by reference  into the  documents  reviewed by us. We have assumed  that there  exists no  provision in any document  that we have not reviewed  that is  inconsistent  with  the  opinions  stated  herein.  We have  conducted  no  independent  factual investigation  of our own but  rather  have  relied  solely  upon  the  foregoing  documents,  the  statements  and information set forth therein and the additional  matters  recited or assumed herein,  all of which we have assumed to be true, complete and accurate in all material respects.

         With  respect to all  documents  examined  by us, we have  assumed  (i) the  authenticity  of all documents  submitted  to us as  authentic  originals,  (ii) the  conformity  with the  originals  of all  documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion,  we have assumed (i) that the Trust  Agreement and the  Certificate are in full force and effect and have not been  amended,  (ii) except to the extent  provided in paragraph 1 below, that each of the parties to the documents  examined by us has been duly created,  organized or formed,  as the case may be, and is validly  existing  in good  standing  under the laws of the  jurisdiction  governing  its  creation, organization  or  formation,  (iii) the legal  capacity of natural  persons who are  signatories  to the  documents examined by us,  (iv) that each of the  parties to the  documents  examined  by us has the power and  authority  to execute and deliver, and to perform its obligations under,

such  documents,  (v)  that  each  of  the  parties  to the  documents  examined  by us has  duly authorized,  executed and delivered such  documents,  (vi) the receipt by each Person to whom a Preferred  Security is to be  issued  by  the  Trust  (collectively,  the  "Preferred  Security  Holders")  of a  Preferred  Securities
Certificate for such Preferred  Security and the payment for the Preferred  Security  acquired by it, in accordance with the Trust Agreement and the  Registration  Statement,  and (vii) that the Preferred  Securities are issued and sold to the Preferred  Security Holders in accordance with the Trust Agreement and the Registration  Statement.  We
have not  participated  in the  preparation  of the  Registration  Statement and assume no  responsibility  for its contents.

         This opinion is limited to the laws of the State of Delaware  (excluding the  securities  laws of the State of Delaware),  and we have not considered  and express no opinion on the laws of any other  jurisdiction, including  federal laws and rules and  regulations  relating  thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

         Based upon the foregoing,  and upon our  examination of such questions of law and statutes of the
State of Delaware as we have considered necessary or appropriate,  and subject to the assumptions,  qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.       The Trust has been duly created and is validly  existing in good  standing as a statutory  trust under the
Delaware Statutory Trust Act (12 Del. C. ss.3801, et seq.).

2.       The Preferred  Securities will represent valid and, subject to the  qualifications  set forth in paragraph
3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

3.       The  Preferred  Security  Holders,  as  beneficial  owners  of the  Trust,  will be  entitled  to the same limitation of personal  liability  extended to stockholders of private  corporations for profit organized under the
General  Corporation  Law of the State of Delaware.  We note that the Preferred  Security  Holders may be obligated to make payments as set forth in the Trust Agreement.

                  We consent to the filing of this  opinion  with the  Securities  and  Exchange  Commission  as an exhibit to the  Registration  Statement.  In addition,  we hereby  consent to the use of our name under the heading
"Validity of the  Securities  and  Preferred  Securities  Guarantees"  in the  Prospectus.  In giving the foregoing consents,  we do not thereby  admit that we come within the  category of Persons  whose  consent is required  under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and

Exchange  Commission  thereunder.  Except as stated  above,  without our prior  written  consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                                     Very truly yours,

                                                     /s/ RICHARDS, LAYTON, & FINGER, P.A.

BJK/JDS